Exhibit 10.01

FIRST AMENDMENT TO
FORBEARANCE AGREEMENT

This First Amendment to Forbearance Agreement (this “Amendment” or this “Forbearance Amendment”) is made as of March 28, 2011, effective as of February 28, 2011, by and among BANK OF AMERICA, N.A. (“Bank”), a national banking association, having an office and place of business located at c/o Special Assets Group, 111 Westminster Street, Mail Sop RI1-102-15-01, Providence, Rhode Island 02903, and WPCS INTERNATIONAL INCORPORATED (“WPCS”), a corporation of the State of Delaware, WPCS INTERNATIONAL – SARASOTA, INC. (formerly Southeastern Communication Services, Inc., herein “Sarasota”) a corporation of the State of Florida, WPCS INTERNATIONAL – ST. LOUIS, INC. (formerly Heinz Corporation, herein “St. Louis”), a corporation of the State of Missouri, WPCS INTERNATIONAL – LAKEWOOD, INC. (formerly Quality Communications & Alarm Company, Inc., herein “Lakewood”), a corporation of the State of New Jersey, WPCS INTERNATIONAL – SUISUN CITY, INC. (formerly Walker Comm Inc., herein “Suisun City”), a corporation of the State of California, WPCS INTERNATIONAL – HARTFORD, INC. (formerly New England Communications Systems, Inc., herein “Hartford”), a corporation of the State of Connecticut, WPCS INTERNATIONAL - SEATTLE, INC. (formerly Major Electric Inc., herein “Seattle”), a corporation of the State of Washington, WPCS INTERNATIONAL – TRENTON, INC. (formerly Voacolo Electric Incorporated, herein “Trenton”), a corporation of the State of New Jersey, and WPCS INTERNATIONAL – PORTLAND, INC., a corporation of the State of Oregon (formerly Midway Electric Company, herein “Portland” and, collectively with WPCS, Sarasota, St. Louis, Lakewood, Suisun City, Hartford, Seattle, and Trenton, “Borrowers”).

BACKGROUND:

WHEREAS, Bank and Borrowers are parties to a certain Forbearance Agreement dated December 22, 2010 (the “Forbearance Agreement”) with respect to the Existing Events of Default which had occurred and were continuing under the Loan Documents; and

WHEREAS, Bank has agreed to, among other things, extend Forbearance Period, subject to the terms and conditions set forth herein; and

WHEREAS, since the execution of the Forbearance Agreement, Borrowers failed to (or anticipate that they shall fail to) comply, as of January 31, 2011, with (i) the requirement to maintain Year-to-Date EBITDA of not less than $1,983,000.00 as required by Section 8.3 of the Loan Agreement (the “YTDE Default”) and (ii) the requirement to maintain a Funded Debt to EBITDA Ratio of not more than 3.25 to 1.00 as required by Section 8.25 of the Loan Agreement (the “Debt to EBITDA Default” and, collectively with the YTDE Default, the “Additional Defaults”); and

WHEREAS, Borrowers have requested that the Bank extend its forbearance to the Additional Defaults and the Bank has approved this request; and

WHEREAS, Bank and Borrowers wish to memorialize the terms of their agreements by this writing,

NOW, THEREFORE, Bank and Borrowers agree as follows:

1.	Incorporation of Recitals. Each of the foregoing recitals is hereby acknowledged and affirmed as being accurate and complete and is hereby incorporated as part of this Forbearance Amendment.

2.
Defined Terms.  Each capitalized term used, but not defined, in this Forbearance Amendment shall be defined as set forth in the Forbearance Agreement or the Loan Documents, as applicable.  In the event of any inconsistencies between definitions, the definition set forth in the Forbearance Agreement shall be controlling.  Any reference to the “Forbearance Agreement” in this Forbearance Amendment shall be deemed to refer to the Forbearance Agreement as modified by this Forbearance Amendment.

3.	Existing Defaults.

(a)	The Borrowers hereby acknowledge and agree that the Existing Events of Default described in the Forbearance Agreement have occurred and are continuing.

(b)
Borrowers and Bank hereby acknowledge and agree that, for the purposes of the Forbearance Agreement and this Amendment, the term “Existing Events of Default” shall be deemed to include the Additional Defaults.

4.	Amendments to the Forbearance Agreement.

(a)	Paragraph 2 of the Forbearance Agreement is hereby amended and restated to read as follows:

2.           Temporary Forbearance.  Subject to the satisfaction of the terms and conditions set forth herein, during the period (the “Forbearance Period”) commencing on the date of this Agreement and continuing until that date which is the earliest to occur of (a) September 30, 2011, and (b) the date of the occurrence of any one or more of the Events of Termination set forth in this Agreement, the Bank will not exercise or enforce its rights or remedies against Borrowers to which Bank would be entitled under the terms of the Loan Documents by reason of the occurrence of the Forbearance Defaults; provided that such forbearance shall not act as a waiver of Bank’s right to enforce any such right or remedy after the termination or conclusion of the Forbearance Period.

Upon the occurrence of any Event of Termination, the Bank shall have the immediate right to exercise all of the rights and remedies which are available to it under the Loan Documents, at law and in equity.

Upon the lapse or termination of the Forbearance Period, all Obligations under the Loan Agreement, including without limitation all principal, all accrued and unpaid interest, fees, and charges, if any, and all unpaid or unreimbursed amounts due pursuant to this Agreement shall be and become immediately due and payable, without notice or demand.

All payments received by Bank with respect to the Obligations, howsoever designated by Borrowers, may be applied by Bank to the indebtedness and obligations related to the Loan, including principal, accrued and unpaid interest fees and charges, and costs incurred by Bank, in such order as Bank, acting in its sole and absolute discretion may elect.

(b)
The first sentence of clause 3(a)(ii) of the Forbearance Agreement is hereby amended to (y) delete the following amount:  “Seven Million Six Hundred Thousand Dollars ($7,600,000.00)” and (z) insert the following amount:  “Seven Million Dollars ($7,000,000.00)” in lieu thereof.

(c)	Sub-Paragraph 3(d) of the Forbearance Agreement is hereby amended and restated to read as follows:

(d)           Budget.  Not later than April 30, 2011, the Bank shall receive the Borrowers’ detailed budget and financial projections, on a month by month basis, for the period through September 30, 2011, as reviewed and commented on (in writing) by the Consultant.

(d)
Notwithstanding anything in the Loan Documents to the contrary, from on and after the date of this Agreement, the Bank and Borrowers agree that the following additional terms and conditions are added to Section 3 of the Forbearance Agreement, “Forbearance Terms and Conditions”:

(i)
In addition to the Financial Information required to be delivered pursuant to Section 8.2, “Financial Statements” of the Loan Agreement, Borrowers agree to deliver to Bank (x) upon the execution of this Amendment, for the month ending January 31, 2011, and (y) thereafter within thirty (30) days of the end of each successive month, beginning with the month ending February 28, 2011, a management-prepared income statement and balance sheet, prepared on a consolidating and consolidated basis for WPCS International Incorporated and each of its subsidiaries together with a comparison of actual versus budgeted results (1) for the consolidating income statement and (2) for the consolidated balance sheet, in each case accompanied by a written explanation of any significant deviation from budgeted amounts.

(ii)	During the Forbearance Period:

(A)           the “Minimum Year-to-Date EBITDA” requirement set forth in Section 8.3 of the Loan Agreement shall be amended so that Borrowers shall be required to maintain, on a consolidated basis (but excluding the results for Taian AGS Pipeline Construction Co., Ltd. [“TAGS”]), EBITDA on a quarterly basis of not less than $425,000.00 for the quarters ending April 30, 2011 and July 31, 2011; and

(B)           the “Interest Coverage Ratio” requirement set forth in Section 8.5 of the Loan Agreement shall be amended so that Borrowers shall be required to maintain, on a consolidated basis (but excluding the results for TAGS), an Interest Coverage Ratio, on a quarterly (and not a rolling four-quarter) basis, of at least 3.0 to 1.0 for the quarters ending April 30, 2011 and July 31, 2011, provided that for the purposes of this Agreement “Interest Coverage Ratio” means the ratio of (a) EBITDA minus unfinanced capital expenditures, to (b) interest expense; and

(C)           the “Funded Debt to EBITDA Ratio” requirement set forth in Section 8.25 of the Loan Agreement shall be amended so that Borrowers shall be required to maintain, on a consolidated basis (but excluding the results for TAGS), a Funded Debt to EBITDA Ratio on a quarterly basis of not more than (x) 21.0 to 1.0 for the quarter ending April 30, 2011, and (y) 12.0 to 1.0 for the quarter ending July 31, 2011.

(iii)	During the Forbearance Period, in addition to the requirements to comply, as and when required by the Loan Agreement, with (A) the “Minimum Year-to-Date EBITDA requirement set forth in Section 8.3 of the Loan Agreement (as amended by this Forbearance Amendment), (B) the “Funded Debt to Tangible Net Worth Ratio set forth in Section 8.4 of the Loan Agreement, (C) the “Interest Coverage Ratio” set forth in Section 8.5 of the Loan Agreement (as amended by this Forbearance Amendment), and (D) the “Funded Debt to EBITDA Ratio” set forth in Section 8.25 of the Loan Agreement (as amended by this Forbearance Amendment), Borrowers shall maintain, on a consolidated basis (but excluding the results for TAGS), a Basic Fixed Charge Coverage Ratio of not less than 1.2 to 1.0 as of the end of each quarterly period, commencing with the period ending April 30, 2011.

“Basic Fixed Charge Coverage Ratio” means the ratio of (a) the sum of EBITDA plus lease expense and rent expense, minus cash income tax (to the extent not previously deducted), minus dividends, withdrawals, and other distributions, minus unfinanced capital expenditures, to (b) the sum of interest expense, lease expense, rent expense, the current portion of long term debt, and the current portion of capitalized leases

The current portion of long-term liabilities will be measured as of the last day of the calculation period.

(iv)
During the Forbearance Period Borrowers shall not without the prior written consent of Bank which may be granted or withheld in Bank’s sole and absolute discretion, (A) advance any loans (including the provision of goods or services without the expectation or requirement of prompt payment), (B) contribute any capital, (C) sell any goods or provide any services on terms which are more preferential than those offered to unaffiliated third parties, or (D) provide any other direct or indirect financial support, however characterized, to the Chinese affiliates or subsidiaries of Borrowers, WPCS Asia Limited and TAGS.

(e)	Paragraph 5. of the Forbearance Agreement, “Cross Default and Cross-Collateralization”, is hereby amended and restated to read as follows:

5.           Cross-Default and Cross-Collateralization.  The Borrowers agree that (a) all Collateral previously, now or hereafter pledged by the Borrowers to the Bank as collateral security for the Loan and/or any other indebtedness, obligations or liabilities of any kind or description of Borrowers to Bank or to any affiliate or subsidiary of the Bank, whether now existing or hereafter arising, shall serve as security for the Loan and all such other indebtedness, obligations or liabilities; including without limitation any loan, credit card obligation, lease, obligation or liability for treasury management services, or obligation or liability under any swap or other derivative transaction, and (b) a default by any of the Borrowers under the terms of any agreement between the Bank or any affiliate or subsidiary of the Bank and the Borrowers shall constitute a default as to the Loan and all other indebtedness, obligations or liabilities of the Borrowers to the Bank or any affiliate or subsidiary of the Bank and under all agreements between the Borrowers and the Bank and any affiliate or subsidiary of the Bank.  Further, the Borrowers hereby agree to execute and deliver to the Bank any and all documents and to do all things that the Bank may require, in its sole and absolute discretion, to give effect to the cross-collateralization and cross-default of such obligations.

5.
Conditions to Effectiveness of this Amendment.  The extension of the Forbearance Period set forth in sub-paragraph 4(a) of this Forbearance Amendment is further conditioned upon the execution by all parties of this Amendment and (a) the Bank’s receipt of the documents, instruments and agreements listed below, fully executed by all parties thereto, and in form and substance satisfactory to the Bank, (b) the Bank’s receipt of the amounts specified below, in cash in immediately available funds, and (c) satisfaction of the other requirements set forth below:

(i)
Upon the execution of this Amendment, such enabling resolutions, officer certificates and other documents, agreements and instruments which Bank determines are reasonably necessary to memorialize or carry out the intents and purposes of this Amendment;

(ii)
On or before the execution of this Amendment, a countersigned copy of the notice letter from Bank regarding the requirement to pre-fund all Automated Clearing House (“ACH”) transactions and other changes to Borrowers’ ACH arrangements with the Bank;

(iii)
Upon the execution of this Amendment, an amended and restated Security Agreement (Multiple Use) in form and substance acceptable to Bank, securing all obligations, debts and liabilities of the Borrowers to the Bank and all affiliates and subsidiaries of the Bank;

(iv)
Payment by Borrowers of a forbearance extension fee in the amount of Thirty Five Thousand Dollars ($35,000.00), which shall be deemed fully earned, non-refundable and not subject to rebate or proration.  Provided also, however, as an accommodation to the Borrowers, such forbearance extension fee shall be paid in two (2) equal installments of Seventeen Thousand Five Hundred Dollars ($17,500.00) each, the first of which shall be due and payable upon the execution of this Amendment, with the balance due and payable on the date which is thirty (30) days after the execution of this Amendment or such earlier date upon which the Forbearance Period is terminated for any reason.

(v)
Upon the execution of this Amendment, payment by Borrowers of the out-of-pocket costs and expenses incurred by the Bank from the date of the Forbearance Agreement through the date of this Amendment consisting of legal fees and costs of $4,219.32.

(vi)
No material adverse change shall have occurred in the condition, financial or otherwise, operations, properties, assets or prospects of Borrowers since the date of the Forbearance Agreement which has not been disclosed to the Bank prior to the date of this Amendment, and Borrowers hereby represent and warrant to Bank that, as of the date of this Amendment, all such occurrences have been disclosed.

(vii)
There shall exist no material threatened or pending litigation or material contingent obligations with respect to Borrowers, and Borrowers hereby represent and warrant to Bank that, as of the date of this Amendment, there is no pending litigation and/or outstanding judgments against any of the Borrowers.

(viii)
Borrowers shall continue to be obligated to make all payments under the Loan Documents as and when due, including the timely payment of interest with respect to the Obligations and shall comply with all of the other terms and conditions set forth in the Loan Documents, as modified by the Forbearance Agreement.

6.
Ratification of Forbearance Agreement and Loan Documents.  Except as expressly modified herein, all terms and conditions of the Forbearance Agreement, and the Loan Documents remain in full force and effect.  Borrowers reaffirm all of the terms, conditions, representations and warranties of the Forbearance Agreement and the Loan Documents (except as expressly modified by the Forbearance Agreement or this Forbearance Amendment) and acknowledge that all of the Borrowers’ obligations and liabilities under the Loan Documents are, by Borrowers’ execution of this Forbearance Amendment, ratified and confirmed in all respects by Borrowers. Borrowers acknowledge that all of their obligations, indebtedness and liabilities to Bank under the Loan Documents are joint and several.

7.
Release of Bank.  In consideration of Bank’s extension of the Forbearance Period, each Borrower, by its execution of this Amendment, hereby acknowledges and confirms that it does not have any offsets, defenses or claims against the Bank, or any of its subsidiaries, affiliates, officers, directors, employees, agents, attorneys, predecessors, successors or assigns whether asserted or unasserted.  To the extent that such offsets, defenses or claims may exist, the Borrowers and each of their respective successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs and executors, as applicable (collectively, “Releasors”), jointly and severally, release and forever discharge the Bank, its subsidiaries, affiliates, officers, directors, employees, agents, attorneys, predecessors, successors and assigns, both present and former (collectively the “Bank Affiliates”) of and from any and all manner of actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in law or in equity, which Releasors ever had or now have against the Bank and/or Bank Affiliates, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated.

8.
No Waiver by Bank.  Nothing in this Forbearance Amendment shall extend to or affect in any way any of the rights of Bank and remedies of Bank arising under the Forbearance Agreement or the Loan Documents.  Except as specifically set forth in this Forbearance Amendment, Bank shall not be deemed to have waived any or all of such rights or remedies with respect to any default or Event of Default or event or condition which, with notice or the lapse of time, or both, would become a default or Event of Default under the Loan Documents or an Event of Termination under the Forbearance Agreement and which upon Borrowers’ execution and delivery of this Forbearance Amendment might otherwise exist or which might hereafter occur.  The failure of Bank at any time or times hereafter to require strict performance by Borrowers of any of the provisions, warranties, terms and conditions contained in the Forbearance Agreement, in this Forbearance Amendment or in the Loan Documents shall not waive, affect or diminish any right of Bank at any time or times thereafter to demand strict performance thereof; and, no rights of Bank hereunder shall be deemed to have been waived by any act or knowledge of Bank, its agents, officers or employees, unless such waiver is contained in an instrument in writing signed by an officer of Bank and directed to the applicable Borrowers specifying such waiver.  No waiver by Bank of any of its rights shall operate as a waiver of any other of its rights or any of its rights on a future occasion.

9.
Representations, Warranties and Acknowledgments.  Each Borrower hereby represents and warrants that it (i) is represented by legal counsel of its choice, or (ii) has knowingly and intentionally waived its right to have legal counsel of its choice review this Forbearance Amendment and represent it them with respect to the negotiation and preparation of this Forbearance Amendment; and, in either event, is fully aware of the terms contained in this Forbearance Amendment and has voluntarily and without coercion or duress of any kind, entered into this Forbearance Amendment and the documents executed in connection with this Forbearance Amendment.

10.
Changes in Writing.  No modification, amendment or waiver of any provision of this Forbearance Amendment nor consent to any departure by Borrowers or Bank therefrom will be effective unless made in a writing and signed by all parties, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

11.	Counterparts. This Forbearance Amendment may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document.

12.
Governing Law.  It is the desire and intention of the parties that this Amendment be in all respects interpreted according to the laws of the State of New York (the “State”).  Each Borrower specifically and irrevocably consents to the jurisdiction and venue of the state and federal courts of the State sitting in the County of New York or the Southern District of New York, respectively, with respect to all matters concerning this Agreement or the Loan Documents or the enforcement of any of the foregoing.  Each Borrower agrees that the execution and performance of this Agreement shall have a State situs and accordingly, consents to personal jurisdiction in the State.

13.
WAIVER OF JURY TRIAL. EACH BORROWER AND BANK EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE UNDERLYING TRANSACTIONS.  EACH BORROWER CERTIFIES THAT NEITHER BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT, IN THE EVENT OF ANY SUCH SUIT, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this First Amendment to Forbearance Agreement as an instrument under seal as of the day and year first written above.

BANK OF AMERICA, N.A.

By: /s/ EDMOND T. GIORGI
Edmond T. Giorgi,
Vice President

ATTEST/WITNESS:	WPCS INTERNATIONAL INCORPORATED

By: /s/ HUIJUAN WANG	By: /s/ JOSEPH HEATER
Print Name: Huijuan Wang	Print Name: Joseph Heater
Print Title: Witness	Print Title: Authorized Signatory

WPCS INTERNATIONAL – SARASOTA, INC.

By: /s/ HUIJUAN WANG	By: /s/ JOSEPH HEATER
Print Name: Huijuan Wang	Print Name: Joseph Heater
Print Title: Witness	Print Title: Authorized Signatory

WPCS INTERNATIONAL – ST. LOUIS, INC.

By: /s/ HUIJUAN WANG	By: /s/ JOSEPH HEATER
Print Name: Huijuan Wang	Print Name: Joseph Heater
Print Title: Witness	Print Title: Authorized Signatory

WPCS INTERNATIONAL – LAKEWOOD, INC.

By: /s/ HUIJUAN WANG	By: /s/ JOSEPH HEATER
Print Name: Huijuan Wang	Print Name: Joseph Heater
Print Title: Witness	Print Title: Authorized Signatory

WPCS INTERNATIONAL – SUISUN CITY, INC.

By: /s/ HUIJUAN WANG	By: /s/ JOSEPH HEATER
Print Name: Huijuan Wang	Print Name: Joseph Heater
Print Title: Witness	Print Title: Authorized Signatory

WPCS INTERNATIONAL – HARTFORD, INC.

By: /s/ HUIJUAN WANG	By: /s/ JOSEPH HEATER
Print Name: Huijuan Wang	Print Name: Joseph Heater
Print Title: Witness	Print Title: Authorized Signatory

                                                                                                                                                                         [SIGNATURES CONTINUE ON NEXT PAGE]

WPCS INTERNATIONAL - SEATTLE, INC.

By: /s/ HUIJUAN WANG	By: /s/ JOSEPH HEATER
Print Name: Huijuan Wang	Print Name: Joseph Heater
Print Title: Witness	Print Title: Authorized Signatory

WPCS INTERNATIONAL – TRENTON, INC.

By: /s/ HUIJUAN WANG	By: /s/ JOSEPH HEATER
Print Name: Huijuan Wang	Print Name: Joseph Heater
Print Title: Witness	Print Title: Authorized Signatory

WPCS INTERNATIONAL – PORTLAND, INC.

By: /s/ HUIJUAN WANG	By: /s/ JOSEPH HEATER
Print Name: Huijuan Wang	Print Name: Joseph Heater
Print Title: Witness	Print Title: Authorized Signatory

[CORPORATE NOTARY ACKNOWLEDGMENT FOLLOWS]

CORPORATE ACKNOWLEDGMENT

STATE OF ______________________                                                                           :
       SS                      :
COUNTY OF ____________________                                                                            :

BE IT REMEMBERED, that on this _____ day of March, 2011, before me the subscriber, a Notary Public of the State and County aforesaid, personally appeared Joseph Heater, being by me duly sworn on her oath, deposed and made proof to my satisfaction, that he is an authorized signatory of WPCS International Incorporated, WPCS International-Sarasota, Inc., WPCS International-St. Louis, Inc., WPCS International-Lakewood, Inc., WPCS International-Suisun City, Inc., WPCS International-Hartford, Inc., WPCS International-Seattle, Inc., and WPCS International-Trenton, Inc., and WPCS International Portland, Inc., the corporations named in the within instrument, that the execution of the within instrument was duly authorized by all requisite corporate action; and that he executed the within instrument in his capacity as such authorized signatory, as and for the voluntary act and deed of said corporation.

WITNESS my hand and seal the day and year aforesaid.

____________________________
Notary Public
My commission expires: